Exhibit 10.1

GROUND LEASE

BETWEEN

TESORO ALASKA COMPANY LLC,

AS LANDLORD,

AND

TESORO LOGISTICS OPERATIONS LLC,

AS TENANT

Kenai Crude and Products Storage Facility

GROUND LEASE

This Ground Lease (the “Lease”) is entered into as of July 1, 2016 (the “Commencement Date”), between TESORO ALASKA COMPANY LLC, a Delaware limited liability company (“Landlord”), and TESORO LOGISTICS OPERATIONS LLC, a Delaware limited liability company (“Tenant”).

A. Landlord is the owner of a petrochemical refinery situated in the Kenai Peninsula Borough, Alaska, situated upon that certain real property more particularly described on Exhibit A attached hereto and incorporated herein by reference (the “Refinery”).

B. Tenant desires to lease from Landlord and Landlord desires to lease to Tenant the portion of the Refinery described on Exhibit B attached hereto and incorporated herein by reference (with the exception of the improvements situated thereon, which the parties acknowledge hereby are owned by Tenant) (the “Premises”).

C. The Premises are the location of an existing storage facility for crude oil, other black oils, intermediates, and petroleum products (the “Storage Facility”). In order for Tenant to have access to the Premises to operate the Storage Facility, and for pedestrian and vehicular ingress and egress thereto and for certain utilities, Tenant must enter upon a portion of the Refinery. In order to allow for such access, Landlord is granting to Tenant a non-exclusive easement in connection with this Lease.

ARTICLE 1. DEMISE OF PREMISES AND GRANT OF ACCESS EASEMENT

1.01 Demise of Premises. In consideration of the mutual covenants and agreements of this Lease, and other good and valuable consideration, Landlord demises and leases to Tenant, and Tenant leases from Landlord, the Premises.

1.02 Access Easement. Tenant is hereby granted the right of ingress and egress to and from the Premises over and across the Refinery, as reasonably needed by Tenant in order to operate the Storage Facility (the “Access Easement”). Landlord shall have the right to designate a reasonable course through which Tenant and its employees, agents, contractors and invitees must follow across the Refinery in order to access the Premises, and to otherwise establish reasonable restrictions upon Tenant’s use of the Refinery for access to the Premises pursuant to Article 7 hereof.

ARTICLE 2. LEASE TERM

2.01 Fixed Beginning and Termination Date. The term of this Lease is ninety-nine (99) years, beginning on the Commencement Date, and ending on June 30, 2115, unless terminated sooner as provided in this Lease.

2.02 Termination.

(a) This Lease will terminate without further notice when the term specified in Section 2.01 expires, and any holding over by Tenant after that term expires will not constitute a renewal of the Lease or give Tenant any rights under the Lease in or to the Premises.

(b) In the event this Lease terminates for any reason, the Access Easement shall also terminate automatically.

2.03 Holdover. If Tenant holds over and continues in possession of the Premises after the Lease term, Tenant will be considered to be occupying the Premises at will, subject to all the terms of this Lease.

ARTICLE 3. RENT

The parties acknowledge that rent for the entire Lease term has been paid in full in advance, in accordance with the terms of that certain Contribution, Conveyance and Assumption Agreement dated as of the date hereof by and among Tesoro Corporation, Landlord, Tesoro Logistics GP, LLC, Tesoro Logistics LP, and Tenant, as amended, restated, modified or supplemented from time to time (the “Contribution Agreement”).

ARTICLE 4. TAXES

4.01 Payment of Real Property Taxes by Tenant. After the Commencement Date, Landlord shall endeavor to effectuate the recognition of the Premises by the appropriate taxing entities as a separate parcel for purposes of the assessment of Taxes (as hereinafter defined), and Tenant shall cooperate with Landlord in all reasonable respects in this regard. If Landlord is unable to cause the Premises to be separately assessed, then Landlord shall work with the Kenai Peninsula Borough to cause the Borough, if possible, with respect to each tax parcel on which any portion of the Premises are located, to make an allocation between the area leased by Tenant and the area retained by Landlord. With respect to any parcel on which improvements are located, but with respect to which there has not been a segregation made by the Borough, the parties shall make good faith efforts to allocate the value of the improvements between those owned by Landlord and those owned by Tenant, so as to appropriately allocate the liability for taxes payable based on the value of the improvements. Unless and until the Premises are separately assessed for taxing purposes, Tenant will pay to Landlord that portion of the real property taxes, general and special assessments, and other governmental charges of any kind (the “Real Property Taxes”) levied on or assessed against the Refinery which are allocable to the Premises, as more particularly described herein, within thirty (30) days following the delivery of Landlord’s invoice therefor accompanied by reasonably detailed supporting documentation. Landlord reserves all rights to contest, protest or challenge the Taxes by appropriate proceedings, and Tenant shall cooperate with Landlord in connection therewith in all reasonable respects.

4.02 Payment of Personal Property Taxes. Tenant shall pay, before they become delinquent, all personal property taxes, assessments and other governmental charges assessed against any equipment or other personal property of Tenant situated on the Premises. Effective as of the Commencement Date, such personal property and equipment is being transferred by Landlord to Tenant by Bill of Sale, the form of which is attached to the Contribution Agreement.

4.03 Proration of Taxes During First and Last Years. Real Property Taxes payable by Tenant under Section 4.01 above shall be pro-rated between Landlord and Tenant based on the number of days this Lease is in effect during the applicable year compared to 365 days. Personal Property taxes payable by Tenant under Section 4.02 above for the year in which the conveyance of such personal property occurs shall be pro-rated between Landlord and Tenant based on the tax bill for the applicable calendar year.

ARTICLE 5. UTILITIES

The parties acknowledge that as of the Commencement Date, the utilities serving all or a portion of the Premises and some of the improvements located thereon, being electricity, water, and septic system (the “Utilities”), are interconnected to Landlord’s utility infrastructure at the Refinery. The provisions of this Article 5 shall be subject to the terms of that certain Secondment Agreement and Logistics Services Agreement, dated July 1, 2014, by and between Landlord, Tenant and additional parties, as amended, restated, modified or supplemented from time to time (the “Secondment Agreement”), and for so long as the Secondment Agreement is in effect between the parties, the provisions of that agreement shall control in the event that its terms and the terms of this Article 5 are inconsistent with one another. In the event that the Secondment Agreement is no longer in effect, the terms of this Article 5 shall control.

The parties agree that the Premises shall be separately metered for electricity as soon as reasonably practicable following the Commencement Date hereof. All costs required to effectuate such separate metering shall be borne equally by Landlord and Tenant. The parties shall cooperate with each other in all reasonable respects in connection therewith. Thereafter Tenant shall pay all charges for electricity serving the Premises directly to the Utility provider. Until such time as electricity is separately metered to the Premises, electricity to the Premises shall continue to be interconnected to Landlord’s utility infrastructure, and shall be provided to Tenant and paid for in the same manner and subject to the same conditions as all other Utilities are provided to Tenant. With regard to electricity until it is separately metered and with regard to all other Utilities, Tenant shall pay Landlord for Tenant’s usage thereof (without any surcharge being added by Landlord for overhead) in amounts as reasonably determined by Landlord, subject to Tenant’s reasonable approval. Such payment shall be due within thirty (30) days following delivery of Landlord’s invoice therefor accompanied by reasonably detailed support. Landlord shall not invoice Tenant for Utility usage more frequently than monthly. The following restrictions shall apply with respect to Tenant’s usage of Landlord’s oily water sewer system: (i) only wastewaters containing oily water and petroleum products may be discharged therein, (ii) only wastewaters generated from Tenant’s operations on the Premises may be discharged therein, (iii) Tenant shall comply with all applicable laws, rules and regulations regarding the use thereof and the discharge of substances therein, and (iv) the daily volume of oily water discharged therein may not materially exceed the volume of the typical daily discharge therein resulting from Landlord’s operation of the Refinery prior to the Commencement Date. Landlord shall have no obligation to provide telephone service to the

Premises or any other utility service of any kind except as set forth in this paragraph or in the Storage Services Agreement (as defined in Section 10.01 below). Landlord shall in no event be liable or responsible for any cessation or interruption in, or damage caused by, any utility services provided to the Premises, whether by Landlord or otherwise, unless the cessation or interruption results from Landlord’s intentional misconduct or gross negligence.

ARTICLE 6. USE OF PREMISES

6.01 Permitted Use. The Premises are currently improved with crude and black-oils storage tanks with a total shell capacity of 650,000 barrels, petroleum product storage tanks with a total shell capacity of 2,850,000 barrels, and pipelines and other appurtenances that allow the transport of the crude oil and petroleum products to and from the “KPL Dock” (as defined in Article 16) and to and from other facilities located at the Refinery (collectively, the “Storage Area Improvements”). Tenant may use the Premises and the Storage Area Improvements only for the storage and transport of crude oil, other black oils, intermediates and petroleum products and such other uses as are directly related to the operation and maintenance of the Storage Facility (collectively, the “Permitted Use”).

ARTICLE 7. COMPLIANCE WITH LAWS

7.01 Compliance with Laws. Tenant and its employees, agents and invitees shall comply with all applicable federal, state, and local laws, rules, regulations and orders in use of the Premises. Tenant shall secure and maintain current all required permits, licenses, certificates, and approvals relating to its use of the Premises. Landlord shall comply with all applicable federal, state, and local laws, rules, regulations and orders pertaining to the operation of the Refinery and the Premises to the extent reasonably necessary to enable Tenant to exercise its rights provided hereunder.

7.02 Emergencies. In the event of any emergency occurring on or about the Premises, Landlord and Tenant shall diligently cooperate in good faith to appropriately manage the emergency situation in a timely and effective manner. Such cooperation shall include, but not be limited to, providing of necessary access to all portions of the Premises and the improvements thereon.

ARTICLE 8. CONSTRUCTION BY TENANT

8.01 General Conditions. Tenant may, at any time and from time to time during the Lease term, erect, maintain, alter, remodel, reconstruct, rebuild, replace, and remove buildings and other improvements on the Premises, subject to the following:

(a) Tenant bears the cost of any such work.

(b) The Premises must at all times be kept free of mechanics’ and materialmens’ liens.

(c) Landlord must be notified of the time for beginning and the general nature of any such work, other than routine maintenance of existing buildings or improvements, at the time the work begins.

(d) The conditions of Section 8.02 concerning Landlord’s approval of plans must be followed.

(e) Such work is reasonable and appropriate for Tenant’s permitted operations on the Premises.

8.02 Landlord’s Approval of Plans. The following rules govern Landlord’s approving construction, additions, and alterations of buildings or other improvements on the Premises:

(a) Written Approval Required. No building or other improvement may be constructed on the Premises unless the plans, specifications, and proposed location of the building or other improvement have received Landlord’s written approval, which shall not be unreasonably withheld, conditioned or delayed, and the building or other improvement complies with the approved plans, specifications, and proposed location. No material addition to or alteration of any building or structure erected on the Premises may be commenced until plans and specifications covering the proposed addition or alteration have been first submitted to and approved by Landlord, which shall not be unreasonably withheld, conditioned or delayed.

(b) Submission of Plans. With respect to any construction, additions or alterations for which Landlord’s approval is required under Section 8.02(a) above, Tenant must submit two (2) copies of detailed working drawings, plans, and specifications for any such projects for Landlord’s approval before the project begins.

(c) Landlord’s Approval. Landlord will promptly review and approve all plans submitted under Section 8.02(b) above or note in writing any required changes or corrections that must be made to the plans. Any required changes or corrections must be made, and the plans resubmitted to Landlord, within twenty (20) days after the corrections or changes have been noted. Landlord’s failure to object to the resubmitted plans and specifications within twenty (20) days constitutes its approval of the changes. Minor changes in work or materials not affecting the general character of the building project may be made at any time without Landlord’s approval, but a copy of the altered plans and specifications must be furnished to Landlord.

(d) Exception to Landlord’s Approval. The following items do not require submission to, and approval by, Landlord:

(i) Minor repairs and alterations necessary to maintain existing structures and improvements in a useful state of repair and operation.

(ii) Changes and alterations required by an authorized public official with authority or jurisdiction over the buildings or improvements, to comply with legal requirements.

(e) Effect of Approval. Landlord, by approving the plans and specifications, assumes no liability or responsibility for the architectural or engineering design or for any defect in any building or improvement constructed from the plans or specifications.

8.03 Ownership of Buildings, Improvements and Fixtures. Any buildings, improvements, additions, alterations, and fixtures existing, constructed, placed or maintained on any part of the Premises during the Lease term are considered part of the real property of the Premises but shall be and remain the property of Tenant during the Lease term, including all Storage Area Improvements and equipment related to the Storage Facility situated on the Premises as of the Commencement Date or hereafter placed on the Premises by Tenant. In addition to Landlord’s right of entry set forth in Section 18.01 hereof, Landlord shall have the right upon not less than twenty-four hours’ notice to Tenant (except in the case of emergencies, in which no prior notice is required) to enter upon the Premises for the purposes of inspecting, maintaining, repairing, modifying and/or replacing all or any portion of the Storage Area Improvements located thereon, to the extent that Tenant has failed to do so and such failure to complete the maintenance, repair, modification or replacement is in violation of Tenant’s obligations hereunder. To the extent that any such maintenance, repair, modification or replacement is undertaken by Landlord, Tenant shall reimburse Landlord for all costs incurred, within thirty (30) day following receipt of an invoice from Landlord detailing such amounts.

8.04 Right to Remove Tenant’s Property. Tenant may, at any time while it occupies the Premises, remove any furniture, machinery, equipment, fixtures or other improvements owned or placed by Tenant in, under, or on the Premises, so long as such removal does not result in the violation of any terms of this Lease. If this Lease has not been terminated prior to its stated expiration date, then at least six (6) months before the stated expiration date, Landlord shall give written notice to Tenant informing it of any improvements or other property located on the Premises that Landlord will require Tenant to remove, and if so, specifying which improvements or property are to be removed (the “Removal Notice”). Tenant shall, at its sole cost and expense, cause those improvements and property specified by the Removal Notice to be removed from the Premises, and cause any damage to the Premises resulting therefrom to be repaired and the Premises restored to a safe condition, prior to the expiration of the Lease term. Upon termination of this Lease, all such property and improvements remaining on the Premises shall become the property of Landlord, and Landlord may keep, change or dispose of such property and improvements in Landlord’s sole and absolute discretion, without any liability to Tenant therefor. If Tenant has failed to remove any improvements or property as required by the Removal Notice or has failed to repair and restore the Premises as required by terms of this Section 8.04, then Tenant shall pay to Landlord the actual costs incurred by Landlord to do so.

ARTICLE 9. ENCUMBRANCE OF LEASEHOLD ESTATE

9.01 Tenant’s Right to Encumber. Tenant may, at any time and from time to time, encumber the leasehold interest, by deed of trust, mortgage, or other security instrument, without obtaining Landlord’s consent, but no such encumbrance constitutes a lien on Landlord’s fee title. The indebtedness secured by the encumbrance will at all times be and remain inferior and subordinate to all the conditions, covenants, and obligations of this Lease and to all Landlord’s rights under this Lease. References in this Lease to “Lender” refer to any person or entity to whom Tenant has encumbered its leasehold interest.

9.02 Notices to Lender. At any time after execution and recordation in Kenai Borough, Alaska, of any mortgage or deed of trust encumbering Tenant’s leasehold interest, Lender shall notify Landlord in writing that the mortgage or deed of trust has been given and executed by Tenant and furnish Landlord with the address to which copies of all notices to Tenant by Landlord are to be mailed. Landlord must mail to Lender, at the addresses given, copies of all written notices that Landlord gives or serves on Tenant under the terms of this Lease after receiving such notice from Lender.

9.03 Lender’s Consent Required for Modification. Landlord and Tenant will neither modify in any material respect nor terminate this Lease by mutual consent without Lender’s written consent.

9.04 Lender’s Right to Prevent Forfeiture. Lender may do any act required of Tenant to prevent forfeiture of Tenant’s leasehold interest; all such acts are as effective to prevent a forfeiture of Tenant’s rights under this Lease as if done by Tenant.

9.05 Lender’s Right to Foreclose. Lender may realize on the security afforded by the leasehold estate by exercising foreclosure proceedings or power of sale or other remedy afforded in law or equity or by the security documents and may transfer, convey, or assign Tenant’s title to the leasehold estate created by this Lease to any purchaser at any such foreclosure sale. Lender also may acquire and succeed to Tenant’s interest under this Lease by virtue of any such foreclosure sale. Lender will not be or become liable to Landlord as an assignee of this Lease or otherwise unless it assumes such liability in writing, and no assumption may be inferred from or result from foreclosure or other appropriate proceedings in the nature of foreclosure or as the result of any other action or remedy provided for by the mortgage or deed of trust or other instrument or from a conveyance from Tenant under which the buyer at foreclosure or grantee acquires Tenant’s rights and interest under this Lease. Any purchaser of the property at a foreclosure sale becomes obligated to Landlord as the Tenant under the Lease, and such party must be satisfactory to Landlord, in Landlord’s sole and absolute discretion, such that it will be in a position to provide the services required of Tenant hereunder, and that each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease, shall not be impaired or diminished as of result of such assignment of the leasehold interest.

ARTICLE 10. REPAIRS, MAINTENANCE, AND RESTORATION

10.01 Tenant’s Duty to Maintain and Repair. At all times during the Lease term, Tenant will keep and maintain, or cause to be kept and maintained, all buildings and improvements erected on the Premises in a good state of appearance and repair (except for reasonable wear and tear) at Tenant’s own expense, in compliance with the terms of that certain Kenai Storage Services Agreement dated as of the date hereof (as the same may be amended, modified and/or extended from time to time) by and between Landlord and Tenant (the “Storage Services Agreement”) and the provisions of Section 7.01 above.

ARTICLE 11. MECHANICS’ LIENS

Tenant will not cause or permit any mechanics’ liens or other liens to be filed against the fee of the Premises or against Tenant’s leasehold interest (excluding any leasehold mortgage) in the land or any buildings or improvements on the Premises by reason of any work, labor, services, or materials supplied or claimed to have been supplied to Tenant or anyone holding the Premises or any part of them through or under Tenant. If such a mechanics’ lien or materialmens’ lien is recorded against the Premises or any buildings or improvements on them, Tenant must either cause it to be released or, if Tenant in good faith wishes to contest the lien, take timely action to do so, at Tenant’s sole expense. If Tenant contests the lien, Tenant will indemnify Landlord and hold it harmless from all liability for damages occasioned by the lien or the lien contest and will, in the event of a judgment of foreclosure on the lien, cause the lien to be discharged and released before enforcement of the judgment is completed.

ARTICLE 12. CONDEMNATION

12.01 Parties’ Interests. If the Premises or any part of them are taken for public or quasi-public purposes by condemnation as a result of any action or proceeding in eminent domain, or are transferred in lieu of condemnation to any authority entitled to exercise the power of eminent domain, this article governs Landlord’s and Tenant’s interests in the award or consideration for the transfer and the effect of the taking or transfer on this Lease.

12.02 Total Taking—Termination. If the entire Premises are taken or so transferred as described in Section 12.01, this Lease and all of the rights, titles, and interests under it will cease on the date that title to the Premises or part of them vests in the condemning authority.

12.03 Partial Taking—Termination. If only part of the Premises is taken or transferred as described in Section 12.01, Tenant may terminate this Lease by providing notice of termination to Landlord within a reasonable time after title to the portion of the Premises taken or transferred vests in the condemning authority.

12.04 Allocation of Condemnation Award.

(a) Lease Not Terminated. In the event of a condemnation of any portion of the Premises and if this Lease is not terminated, the award paid by the condemning authority (after payment of expenses incurred in connection with collecting the same) shall be allocated as follows:

(i) First, Tenant shall receive so much of the award as is necessary to restore the Improvements and for the value of the Improvements taken; and

(ii) Second, Landlord shall receive the balance of the award.

(b) Lease Terminated. In the event of a condemnation and this Lease is terminated as herein provided, the parties shall use reasonable efforts to cause the condemning authority to make separate awards to Landlord, on the one hand, and Tenant, on the other hand, as to their respective interests. If the condemning authority does not make such separate awards, then the award paid by the condemning authority (after payment of expenses incurred in connection with collecting the same) shall be divided between Landlord and Tenant so that each party shall receive that portion of the award which bears the same proportion of the total award as the value of such party’s interests in the Premises bears to the total value of all interests in the Premises. The value of Landlord’s interests shall include the value of the land; the value of Landlord’s interest in this Lease had the Premises not been condemned, including the right to receive payment of all sums required to be paid by Tenant to Landlord hereunder for the remainder of the Lease term; and the value of Landlord’s residual right to the improvements located on the Premises upon termination of this Lease. The value of Tenant’s interest shall include the value of the improvements located on the Premises reduced by the value of Landlord’s reversionary interest therein; and the value of Tenant’s leasehold estate hereunder had the Premises not been condemned, including the right to use and occupy the Premises for the remainder of the Lease term subject to the obligation of Tenant to pay the amounts due hereunder. Tenant shall be entitled to claim in any condemnation proceedings such award as may be allowed for relocation costs or other consequential damages, but only to the extent that the same shall not reduce, and shall be in addition to, the award for the Premises and the improvements located on the Premises.

ARTICLE 13. INSURANCE AND INDEMNIFICATION

13.01 Insurance on Buildings and Improvements. At all times during the Lease term, Tenant will keep all buildings and other improvements located or being constructed on the Premises insured against loss or damage by fire, with extended-coverage endorsement or its equivalent. This insurance is to be carried by insurance companies selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed. The insurance must be paid for by Tenant and will be in amounts not less than eighty percent (80%) of the full insurable value of the buildings and other improvements. Tenant may self-insure a greater percentage of this coverage if so agreed by Landlord and Tenant in writing.

13.02 Other Agreements. The insurance and indemnification obligations of Landlord and Tenant are set forth in the Storage Services Agreement and that certain Third Amended and Restated Omnibus Agreement (the “Omnibus Agreement”) among Tesoro Corporation, Landlord, Tesoro Companies, Inc., Tesoro Alaska Company LLC, Tesoro Logistics LP and Tesoro Logistics GP, LLC. In the event of a conflict of provisions of the Storage Services Agreement and those of the Omnibus Agreement, the Omnibus Agreement shall prevail with respect to issues related to the contribution of the assets described therein, but not with respect to the ordinary operations of such assets as set forth in the Storage Services Agreement.

ARTICLE 14. ASSIGNMENT AND SUBLEASE

Tenant may not transfer, assign or sublease its leasehold estate or any portion thereof or any of its right, title or interest in this Lease (collectively, a “Transfer”) without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. Any merger, consolidation or transfer of the direct or indirect beneficial ownership interest in Tenant that results in a direct or indirect change in the right to control the management of Tenant shall constitute a Transfer as defined above.

ARTICLE 15. DEFAULT AND REMEDIES

15.01 Termination on Default. Except as otherwise specifically noted in this Lease to the contrary, if Tenant defaults in performing any covenant or term of this Lease and does not correct the default within thirty (30) days after receipt of written notice from Landlord to Tenant, Landlord may by written notice to Tenant declare this Lease, and all rights and interests created by it, terminated; provided, however, that in the event such default cannot, in the exercise of reasonable diligence, be cured within such thirty (30) day period, Landlord may not exercise its remedies under this Article unless Tenant (i) fails to commence the cure of the default within such thirty (30) day period, or (ii) thereafter fails to proceed with curative measures with reasonable diligence. If the Storage Services Agreement is terminated by reason of a default by Tenant, Landlord shall have the right by written notice to Tenant to declare this Lease, and all rights and interests created by it, terminated.

15.02 Landlord’s Right to Purchase Improvements upon Default by Tenant. If this Lease is terminated by Landlord pursuant to Section 15.01, then without prejudice to any rights or remedies provided herein, Landlord shall have the right to purchase all improvements on the Premises owned by Tenant. Landlord may exercise such right by indicating Landlord’s election to purchase such improvements in Landlord’s written notice to Tenant terminating this Lease. In such event, Landlord shall promptly arrange to have the fair market value of the improvements located on the Premises determined by appraisal, shall have the appraisal completed within sixty (60) days of the date on which the notice of termination is given, and shall thereafter provide a copy of such appraisal to Tenant (the “Appraisal Delivery Date”). Within thirty (30) days after the Appraisal Delivery Date (the “Response Date”), Tenant shall notify Landlord (x) that it is in agreement with the fair market value set forth in Landlord’s appraisal, or (b) that it objects to the fair market value set forth in Landlord’s appraisal, in which event it shall provide its own determination of fair market value of the improvements, also as determined by appraisal, when it provides its objection by the Response Date. If Tenant is in agreement with the fair market value determined by Landlord’s appraisal or if Tenant fails to provide an objection by the Response Date, then the amount determined by Landlord’s appraisal shall be paid by Landlord to Tenant, in immediately available funds, within ten (10) days following the Response Date. If Tenant objects to the fair market value of the improvements as determined by Landlord’s appraisal and provides notice of such objection to Landlord on or before the Response Date, then within ten (10) days after the Response Date, each of the appraisers initially retained by Landlord and Tenant to make the determination as to the fair market value of the improvements shall appoint a third appraiser to act as arbitrator (the “Arbitrator”). The Arbitrator shall, within fifteen (15) days after his or her appointment, select as the fair market value of the improvements either the fair market value set forth in Landlord’s appraisal or the fair market value set forth in Tenant’s appraisal and inform both Landlord and Tenant, in writing, of such selection. The Arbitrator shall have no authority to average the appraised values, or to designate an amount other than the fair market value specified in either Landlord’s appraisal or Tenant’s appraisal. Within ten (10) days following the date on which the parties receive written notice of the Arbitrator’s selection, the amount selected as the fair market value of the improvements shall be paid by Landlord to Tenant, in immediately available funds. Following the payment by Landlord to Tenant applicable to the fair market value of the improvements, neither Landlord nor Tenant shall have any further rights under or obligations arising from this Lease. The appraisers retained to make a determination regarding the fair market value of the improvements located on the Premises shall each be an MAI certified commercial real estate appraiser conducting business in the Kenai Borough industrial market and having not less than ten (10) years active experience as an MAI commercial real estate appraiser. The fair market value of the improvements on the Premises owned by Tenant shall be determined by any such appraiser based on information regarding, without limitation, the nature of the particular improvement, its age and functionality, and the current sale price of similar improvements in the same industry, all as valued for their highest and best use at the time of termination of this Lease.

15.03 Effect of Termination. Any termination of this Lease as provided in this Article 15 will not relieve Tenant from paying any sum or sums due and payable to Landlord under the Lease at the time of termination, or any claim for damages then or previously accruing against Tenant under this Lease. Any such termination will not prevent Landlord from enforcing the payment of any such sum or sums or claim for damages by any remedy provided for by law, or from recovering damages from Tenant for any default under the Lease.

ARTICLE 16. USE OF KPL DOCK UPON EXPIRATION OF STORAGE SERVICES AGREEMENT

Upon expiration of the term of the Storage Services Agreement, including any extensions, renewals or replacements thereof, if Tenant is not in default under this Lease or in default under the Storage Services Agreement, Tenant shall then be granted the right to access and use the dock (the “KPL Dock”) owned and operated by Kenai Pipe Line Company (“KPL”), together with the pipelines owned by KPL (the “KPL Pipelines”) connecting the KPL Dock to the Storage Facility (the KPL Dock and the KPL Pipelines being collectively referred to herein as the “KPL Facilities”), pursuant to the terms of the KPL tariffs on file with the Regulatory Commission of Alaska (“RCA”) at the time of such termination, or as they may be subsequently amended, and the rules of the RCA regarding access to such facilities operated by common carriers, public wharves and pipeline utilities. Such rights to use shall extend to both shipments in interstate and international commerce, as well as the intrastate commerce subject to the jurisdiction of the RCA. Such rights shall not include the right to use the storage tanks operated by KPL for shipments in interstate or international commerce, or otherwise except as might be required for shipments in Alaska intrastate commerce pursuant to the RCA tariff and related rules. Nothing contained herein shall be deemed to extend the direct regulatory jurisdiction of the RCA to shipments and use in interstate or international commerce across the KPL Facilities, but the tariff and the associated rules shall form the basis for terms of a private contract for use of such KPL Facilities by Tenant pursuant to this Article. Tenant shall pay for use of the KPL Dock and KPL Pipelines as provided in the RCA tariff, without regard to whether such shipments are in interstate, international or intrastate commerce. Tenant may also be required to reimburse KPL or Landlord for variable costs of transportation across the KPL Dock, including without limitation, dock labor, CISPRI fees, tugs and similar matters associated with use of the dock, that are not included within the tariff fees. Neither KPL nor Landlord shall be obligated pursuant to this Article to repair, replace or rebuild the KPL Facilities or to maintain them in any condition; provided however, that if KPL proposes to abandon the KPL Facilities, and files to allow such abandonment under the rules of the RCA, then Tenant shall have a right to purchase such KPL Facilities for the fair market value thereof, subject to any required approvals by the RCA. In such an instance, fair market value shall be determined as provided in Section 15.02 of this Lease. If, at any time while Tenant is using the KPL Facilities pursuant to this Article, Tenant desires to extend and connect its own pipeline or pipelines from the Storage Facility to the KPL Dock, Tenant shall have the right to extend new pipelines and make such connection at its sole cost and expense, and KPL and Landlord shall grant Tenant an easement across their property for such pipelines, in the same corridor where the existing KPL Pipelines are located. The rights to use the KPL Facilities set forth in this Article shall terminate upon any termination of this Lease, including termination for default, and such rights shall not be considered in establishing the fair market value of the improvements on the Premises pursuant to Section 15.02 hereof. KPL shall execute this Lease where indicated below solely for the purpose of indicating KPL’s agreement to the provisions of this Article 16.

ARTICLE 17. DISCLAIMER; COVENANTS

17.01 Disclaimer of Warranties. TENANT IS LEASING THE PREMISES “AS-IS,” WITH ANY AND ALL LATENT AND PATENT DEFECTS. TENANT ACKNOWLEDGES THAT TENANT IS NOT RELYING UPON ANY REPRESENTATION, STATEMENT OR OTHER ASSERTION OF LANDLORD OR LANDLORD’S AGENTS, OFFICERS, EMPLOYEES OR REPRESENTATIVES WITH RESPECT TO THE CONDITION OF THE PREMISES, BUT IS RELYING UPON TENANT’S EXAMINATION OF THE PREMISES. TENANT ACCEPTS THIS LEASE UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF LANDLORD WITH REGARD TO THE PREMISES, INCLUDING, WITHOUT LIMITATION, SUITABILITY FOR TENANT’S INTENDED USE THEREOF (EXCEPT FOR THE WARRANTY SET FORTH IN SECTION 17.02 AND SUCH WARRANTIES AS MAY BE SET FORTH IN THE CONTRIBUTION AGREEMENT).

17.02 Warranty of Quiet Enjoyment. Landlord covenants that as long as Tenant observes the covenants and terms of this Lease, Tenant will lawfully and quietly hold, occupy, and enjoy the Premises during the Lease term without being disturbed by Landlord or any person claiming under Landlord, except for any portion of the Premises that is taken under the power of eminent domain.

ARTICLE 18. GENERAL PROTECTIVE PROVISIONS

18.01 Right of Entry and Inspection. Tenant acknowledges that a substantial portion of the Premises are located outdoors and within the boundaries of the Refinery. Accordingly, Tenant will permit Landlord or its agents, representatives, or employees to enter the Premises consisting of outdoor areas at all times, without notice, in connection with Landlord’s operations at the Refinery, and to at all times have access to and the right to use any and all roads that are located on the Premises. Accordingly, Tenant shall keep any existing roads that cross the Premises unobstructed. With respect to any portion of the Premises consisting of buildings, Tenant will permit Landlord or its agents, representatives, or employees to enter such buildings at reasonable times and upon reasonable prior notice (except in the event of an emergency, when no prior notice will be required) for the purposes of inspection, determining whether Tenant is complying with this Lease, and maintaining, repairing, or altering the Premises in accordance with the terms hereof.

18.02 No Partnership or Joint Venture. The relationship between Landlord and Tenant is at all times solely that of landlord and tenant and may not be deemed a partnership or a joint venture.

18.03 No Termination on Bankruptcy. Bankruptcy, insolvency, assignment for the benefit of creditors, or the appointment of a receiver will not affect this Lease as long as Tenant and Landlord or their respective successors or legal representatives continue to perform all covenants of this Lease.

18.04 No Waiver. No waiver by either party of any default or breach of any covenant or term of this Lease may be treated as a waiver of any subsequent default or breach of the same or any other covenant or term of this Lease.

18.05 Release of Landlord. If Landlord sells or transfers all or part of the Premises and as a part of the transaction assigns its interest as Landlord in this Lease, then as of the effective date of the sale, assignment, or transfer, Landlord will have no further liability under this Lease to Tenant, except with respect to liability matters that have accrued and are unsatisfied as of that date. Underlying this release is the parties’ intent that Landlord’s covenants and obligations under this Lease will bind Landlord and its successors and assigns only during and in respect of their respective successive periods of ownership of the fee.

ARTICLE 18. MISCELLANEOUS

19.01 Title Policy and Survey. Tenant shall have the right, at its sole expense, to obtain a survey of the Premises and title insurance coverage of its interest in the Premises, and the interest of any Lender. Landlord shall have no obligation to provide Tenant with any such survey or title insurance.

19.02 Memorandum of Lease. The parties agree not to place this Lease of record, but each party shall, at the request of the other, execute and acknowledge so that the same may be recorded a memorandum of lease containing such provisions as the requesting part shall reasonably request. The requesting party shall pay all costs, taxes, fees and other expenses in connection with or prerequisite to recording.

19.03 Delivery of Notices. All sums owed hereunder, notices, demands, or requests from one party to another may be personally delivered or delivered by reliable overnight courier, or sent by mail, certified or registered, postage prepaid, to the addresses stated below and are considered to have been given at the time of delivery or of mailing:

To Landlord:	Tesoro Alaska Company LLC
19100 Ridgewood Parkway
San Antonio, Texas 78259
Attention: Senior Vice President, Logistics

With a copy to:	Tesoro Alaska Company LLC
19100 Ridgewood Parkway
San Antonio, Texas 78259
Attention: General Counsel

To Tenant:	Tesoro Logistics Operations, LLC
19100 Ridgewood Parkway
San Antonio, Texas 78259
Attention: Senior Vice President, Operations

A party may change its address for notice under this Section 19.03 by providing notice of such change in accordance with this Section 19.03.

19.04 Parties Bound. This agreement binds, and inures to the benefit of, the parties to the Lease and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

19.05 Alaska Law to Apply. This agreement is to be construed under the internal laws of the State of Alaska.

19.06 Legal Construction. If any one or more of the provisions contained in this Lease are for any reason held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability will not affect any other provision of the Lease, which will be construed as if it had not included the invalid, illegal, or unenforceable provision.

19.07 Other Agreements.

(a) This Lease, together with the Storage Services Agreement, the Contribution Agreement, the Secondment Agreement, the Omnibus Agreement, and the other written documents executed by Landlord and Tenant, constitute the parties’ sole agreement with respect to the subject matter of this Lease and such agreements supersede any prior understandings or written or oral agreements between the parties with respect to the subject matter of this Lease.

(b) In the event of any conflict between the provisions of this Lease and the provisions of the Contribution Agreement, the provisions of the Contribution Agreement shall control.

19.08 Amendment. No amendment, modification, or alteration of this Lease is binding unless in writing, dated subsequent to the date of this Lease, and duly executed by the parties.

19.09 Rights and Remedies Cumulative. The rights and remedies provided by this Lease are cumulative, and either party’s using any right or remedy will not preclude or waive its right to use any other remedy. The rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

19.10 Attorneys’ Fees and Costs. If, as a result of either party’s breaching this Lease, the other party employs an attorney to enforce its rights under this Lease, then the breaching or defaulting party will pay the other party the reasonable attorneys’ fees and costs incurred to enforce this Lease.

19.11 Time of Essence. Time is of the essence of this Lease.

19.12 Further Documents. Landlord and Tenant will from time to time and at any reasonable time execute and deliver to the other party, when the other party reasonably requests, other instruments and assurances approving, ratifying, and confirming this Lease and the leasehold estate created by it and certifying that this Lease is in full force and that no default under this Lease on the other party’s part exists; or if the other party is in default, specifying in such instrument each such default.

19.13 Captions. The captions used in connection with the Articles and Sections of this Lease are for convenience only, and are not intended in any way to limit or amplify the meaning of the language contained in this Lease, or be used as interpreting the meanings and provisions of this Lease.

19.14 Construction. Both parties to this Lease were involved in its drafting and negotiation, and as a result, this Lease shall be construed based on its fair meaning and interpretation and shall not be strictly construed against either party.

[SIGNATURE BLOCKS ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, THIS LEASE has been executed by Landlord and Tenant on the date and year first above written.

LANDLORD: TESORO ALASKA COMPANY LLC		TENANT: TESORO LOGISTICS OPERATIONS LLC

By:	/s/ Gregory J. Goff	By:	/s/ Phillip M. Anderson
Print Name: Gregory J. Goff		Print Name: Phillip M. Anderson
Title: President		Title: President

By executing below KENAI PIPE LINE COMPANY

confirms its agreement only to the provisions of Article 16

of this Lease.

KENAI PIPE LINE COMPANY

By:	/s/ Keith Casey
Print Name: Keith Casey
Title: President

STATE OF                      )

                                           ) ss.

COUNTY OF                  )

I certify that I know or have satisfactory evidence that                      is the person who appeared before me, who signed this instrument as the                      of TESORO ALASKA COMPANY LLC, a Delaware limited liability company, and acknowledged it to be the free and voluntary act of such limited liability company for the uses and purposes mentioned in the instrument, and on oath stated              was authorized to execute said instrument.

Dated:                             , 2016

Print Name:
NOTARY PUBLIC in and for the State of
, residing at
My appointment expires

STATE OF                      )

                                           ) ss.

COUNTY OF                  )

I certify that I know or have satisfactory evidence that                      is the person who appeared before me, who signed this instrument as the                      of TESORO LOGISTICS OPERATIONS LLC, a Delaware limited liability company, and acknowledged it to be the free and voluntary act of such limited liability company for the uses and purposes mentioned in the instrument, and on oath stated              was authorized to execute said instrument.

Dated:                             , 2016

Print Name:
NOTARY PUBLIC in and for the State of
, residing at
My appointment expires

STATE OF                      )

                                           ) ss.

COUNTY OF                  )

I certify that I know or have satisfactory evidence that                      is the person who appeared before me, who signed this instrument as the                      of KENAI PIPE LINE COMPANY, a Delaware corporation, and acknowledged it to be the free and voluntary act of such limited liability company for the uses and purposes mentioned in the instrument, and on oath stated              was authorized to execute said instrument.

Dated:                             , 2016

Print Name:
NOTARY PUBLIC in and for the State of
, residing at
My appointment expires

EXHIBIT A

Legal Description of Refinery

PARCEL I and PARCEL III:

That portion of Section 22 and the northeast one-quarter (NE 1/4) of Section 21, Township 7 North, Range 12 West, Seward Meridian, records of the Kenai Recording District, Third Judicial District, State of Alaska, described as follows:

Commencing at the 1/4 corner common to Section 22 and Section 27, Township 7 North, Range 12 West, Seward Meridian, Alaska, marked by an Alaska Department of Highways survey monument, found;

Thence East 2640.92 feet along the section line, Basis of Bearing for this description, according to the General Land Office datum the section corner common to Sections 22, 23, 26, and 27 marked by an Alaska Department of Highways survey monument, found;

Thence N 00° 07’44” W 1982.23 feet along the section line common to Section 22 and Section 23 to the northeast corner of the Seaman Property, the true point of beginning for this description, marked by a 5/8” x 30” rebar with 2” aluminum cap attached, found;

Thence N 89° 58’52” W 330.15 feet along the north boundary line of the Seaman property to the northwest corner of said property, marked by a 5/8” x 30” rebar with 2” aluminum cap attached, found;

Thence S 00° 07’59” E 660.69 feet along the western boundary of the Seaman property to the southwest corner of said property, marked by a 5/8” x 30” rebar with 2” aluminum cap attached, found;

Thence S 89° 59’26” W 2310.72 feet to the CS 1/16 corner of Section 22, marked by a 3 1/4” aluminum monument 4928–S, found;

Thence N 00° 08’43” W 1320.75 feet to the C 1/4 of Section 22, marked by a brass cap monument 610–S, found;

Thence S 89° 58’28” W 1320.53 feet to the CW 1/16 corner, marked by a brass cap monument 610–S, found;

Thence S 89° 56’49” W 991.57 feet to a property corner which is situated in a small pond;

Thence N 00° 05’58” W 1170.92 feet to a property corner marked by a 5/8” x 30” rebar, set;

Thence N 89° 59’53” W 330.64 feet to the section line common to Section 21, Section 22 and HES 74, marked by a brass capped monument, found;

A-1

Thence N 89° 59’53” W 659.87 feet to property corner situated along the easterly right-of-way line of the Kenai Spur Highway also known as the North Kenai Road;

Thence N 20° 33’50” W 19.36 feet along the said right-of-way to a point of curvature; thence along a curve of said right-of-way whose radius point bears northeasterly 1357.50 feet, delta of 1° 25’49”, arc length 33.89 feet to a property corner marked by a 5/8” x 30” rebar with 2” aluminum cap attached, set;

Thence S 89° 59’53” E 678.10 feet to a property corner situated on the east line of Section 21, marked by a 5/8” x 30” rebar with 2” aluminum cap attached, set;

Thence N 00° 05’14” W 100.68 feet to the N 1/16 corner common to Section 21 and Section 22, marked by a brass cap monument 610–S, found;

Thence S 89° 59’11” E 1320.96 feet to the NW 1/16 corner of Section 22, marked by a 3 1/4” aluminum monument 4928–S, found;

Thence S 89° 59’11” E 322.87 feet to the southwest corner of Tract A, K.R.D., 86–135, marked by a 5/8” x 30” rebar with 2” aluminum cap attached, found;

Thence N 00° 10’25” W 130.95 feet to the northwest corner of said tract, marked by a 5/8” rebar with aluminum cap attached, found;

Thence S 89° 59’05” E 997.56 feet to the northeast corner of said tract, marked by a 5/8” rebar with aluminum cap attached, found;

Thence N 00° 10’25” W 413.73 feet along the N–S centerline of Section 22 to a property corner, marked by a 5/8” x 30” rebar with 2” aluminum cap attached, set;

Thence N 85° 16’01” E 1324.75 feet to a property corner, marked by a 5/8” x 30” rebar with 2” aluminum cap attached, set;

Thence N 00° 09’47” W 668.93 feet to the E 1/16 corner common to Section 15 and Section 22, marked by a 3 1/4” aluminum cap monument 4928–S set;

Thence N 89° 58’44” E 1320.69 feet along the section line to the section corner common to Sections 15, 14, 22, and 23, marked by a brass cap monument 631–S, found;

Thence S 00° 06’52” E 1320.60 feet to the N 1/16 corner common to Section 22 and Section 23, marked by a survey monument 3808–S, found;

Thence S 00° 15’44” E 780.99 feet to the W.C. 1/4 corner common to Section 22 and Section 23, marked by a brass cap monument G.L.O., found;

Thence S 00° 07’44” E 1200.83 feet to the northeast corner of the Seaman property and the true point of beginning.

EXCEPTING THEREFROM that portion lying within Bernice Lake Road, being 100 feet width and traversing through the subject property.

A-2

EXHIBIT B

Legal Description

Kenai Crude and Products Storage Area

That portion of Section 22, Township 7 North, Range 12 West, Seward Meridian, Alaska, located in the Kenai Peninsula Borough, State of Alaska, and described as follows.

COMMENCING at the 3  1⁄4 inch Aluminum monument marking the center 1/4 corner of said Section 22 as soon on the map entitled “TESORO REFINERY LEGAL DESCRIPTION EXHIBIT”, thence N 88° 45’ 01” W, 923.69 feet ALONG THE  1⁄4 Section-line, thence S 1° 14’ 59” W, 110.81 feet to the TRUE POINT OF BEGINNING;

thence, S 01° 01’ 34” E, 162.94 feet;

thence S 88° 27’ 43” W, 165.68;

thence, S 20° 46’ 00” W, 80.57 feet;

thence, S 02° 14’ 06” W, 159.38 feet;

thence, S 87° 39’ 39” E, 197.57 feet;

thence, S 01° 06’ 13” W, 268.05 feet;

thence, S 89° 45’ 00” E, 49.26 feet;

thence, S 01° 01’ 19” E, 67.39 feet;

thence, S 87° 14’ 07” E, 55.67 feet;

thence, N 01° 27’ 57” E, 71.11 feet;

thence, S 89° 22’ 53” E, 228.58 feet;

thence, N 00° 20’ 19” E, 76.64 feet;

thence, S 89° 28’ 10” E, 59.50 feet;

thence, N 02° 37’ 08” E, 151.97 feet;

thence, S 89° 56’ 50” E, 527.92 feet;

thence, S 86° 17’ 15” E, 590.65 feet;

thence, S 03° 43’ 41” E, 386.99 feet;

thence, S 00° 36’ 18” E, 124.63 feet;

thence, S 87° 12’ 59” E, 422.31 feet;

thence, S 00° 57’ 37” W, 1190.25 feet;

thence, N 88° 24’ 58” W, 1009.38 feet;

thence, N 00° 52’ 49” E, 1185.79 feet;

B-1

thence, N 50° 04’ 49” W, 87.09 feet;

thence, N 88° 23’ 04” W, 1302.02 feet;

thence, N 00° 45’ 46” E, 332.69 feet;

thence, N 88° 17’ 10” W, 440.21 feet;

thence, N 01° 30’ 59” E, 535.80 feet;

thence, N 89° 37’ 17” W, 155.56 feet;

thence, N 03° 59’ 27” E, 81.16 feet;

thence, N 89° 39’ 19” E, 45.71 feet;

thence, N 01° 34’ 18” E, 84.58 feet;

thence, S 86° 00’ 07” E, 106.85 feet;

thence, N 03° 16’ 18” E, 119.27 feet;

thence, N 89° 44’ 20” E, 642.52 feet;

thence, S 87° 40’ 37” E, 194.74 feet to the TRUE POINT OF BEGINNING.

Containing 60.85 acre, more or less.

B-2